CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT (the "AGREEMENT") is made and entered into as of the ____ day of December, 1998 by and between BLUMENTHAL/LANSING COMPANY, a Delaware corporation having its principal offices at One Palmer Terrace, Carlstadt, New Jersey 07072 (the "COMPANY"), and DAVID J. SCHOENFARBER ("CONSULTANT").

                              W I T N E S S E T H:

                  WHEREAS, in a certain Letter of Intent (the "LETTER OF INTENT"), dated November 4, 1998, between the Company and Streamline Industries, Inc. ("STREAMLINE"), the Company has agreed to purchase from Streamline pursuant to a sale of assets and assignment of contracts under Sections 363 and 365 of the Bankruptcy Code, certain assets and executory contracts of the bankruptcy estate of Streamline, subject to the terms and conditions of the Letter of Intent;

                  WHEREAS, Consultant is the President of Streamline as of the date hereof; and

                  WHEREAS, the Company desires to retain Consultant to render consulting services to the Company, and Consultant desires to render such services to the Company, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       CONSULTING TERM AND DUTIES.

         A. The Company hereby retains Consultant for a period of two (2) years (the "CONSULTING PERIOD"), commencing on the Closing Date (as defined in the Letter of Intent), subject to earlier termination as provided in Section 3 hereof. The Consulting Period may be extended by the Company, in its sole and absolute discretion, for up to three (3) additional one-year periods (the "ADDITIONAL YEARS"). During the Consulting Period, Consultant agrees to provide consulting services in connection with certain projects of the Company, at the direction of the Company; provided that (i) the Company provides Consultant with at least thirty (30) days notice prior to commencement of such services and (ii) Consultant and the Company agree as to the approximate length of each consulting assignment and the approximate number of days Consultant will be engaged, on a full-time or part-time basis, in the assignment. Notwithstanding the foregoing, Consultant shall perform consulting services on a full-time basis at the direction of the Company for a period of up to 120 days from and after the Closing Date (as defined in the Letter of Intent) to assist in the transition associated with the Company's purchase of Streamline's business, which services shall include, but not be limited to, transition services relating to both the Garden City and New York City facilities.

         B. In addition, office space and clerical assistance will be provided to Consultant at the Company's facilities, as may be required in connection with the performance of Consultant's services hereunder.

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2.       COMPENSATION; REIMBURSEMENT.

         A. As compensation for all services rendered by Consultant hereunder, the Company shall pay Consultant One Hundred Thousand Dollars ($100,000.00) per year during the Consulting Period, which shall be payable in equal monthly installments at the end of each month during the Consulting Period. In the event that the Company extends the Consulting Period for an Additional Year(s) as provided in Section 1 above, the Company shall pay Consultant One Hundred Twenty-Five Thousand Dollars ($125,000.00) for each Additional Year.

         B. The Company agrees to reimburse Consultant for all pre-approved out-of-pocket expenses incurred in connection with the performance of the consulting services hereunder. Reimbursement of all such out-of-pocket expenses shall be made by the Company to Consultant within ten (10) days of submission to the Company of Consultant's statement(s) or receipt(s) or other documentation reasonably satisfactory to the Company.

3.       TERMINATION OF CONSULTANT.

         Notwithstanding any provisions of this Agreement to the contrary, Consultant's engagement hereunder shall terminate prior to the expiration of the Consulting Period upon the occurrence of any of the following events: (i) the agreement of the Company and Consultant; (ii) the Consultant's breach of any term or condition of this Agreement; (iii) the failure of Consultant to perform or his becoming unable to perform, by reason of death, disability or otherwise, his duties and obligations hereunder; (iv) any act of gross negligence or willful misconduct by Consultant; or (v) any act of theft, dishonesty or fraud by Consultant. Upon such termination, all of the Company's obligations hereunder, including all payment and compensation obligations, and all of Consultant's obligations to provide services hereunder, shall immediately terminate.

4.       INDEPENDENT CONTRACTOR.

         The Company hereby retains Consultant as an independent contractor and nothing in this Agreement shall be deemed to create an employer/employee relationship between the Company and Consultant. In that regard, and without limiting the foregoing, Consultant shall be responsible for all taxes due as a result of fees payable by the Company to Consultant in accordance with this Agreement. Consultant shall have no right or authority, without the express written consent of the Company, to bind or act on behalf of the Company with respect to any matter whatsoever.

5.       CONFIDENTIALITY.

         Consultant expressly covenants and agrees that he will not at any time from and after the date hereof, directly or indirectly, use or permit the use of any Confidential Information (as defined below), and will not reveal, divulge, publish or otherwise make known, such Confidential Information, to any person, firm, association, corporation or other entity whatsoever, except (i) as may be necessary in the performance of his duties hereunder in the best interests of the Company and as may be authorized in writing by the Company; or (ii) as may be compelled by a court order or similar governmental process; or (iii) where at

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the time of disclosure the specific item of Confidential Information is generally known to the public through no fault of Consultant. As used herein, "CONFIDENTIAL INFORMATION" shall mean any data, know-how, concepts, ideas, plans, procedures and techniques in which the Company or any subsidiary or affiliate of the Company has an interest, including such information relating to the business, business plans, financial operations, employees, customers and suppliers of the Company that Consultant knows, or reasonably should know, are sufficiently unknown to third parties. Consultant shall promptly deliver to the Company, upon termination or expiration of this Agreement, or at any time the Company may so request, all Company memoranda, notes, records, reports, manuals, computer software and all documents containing Confidential Information, including all copies of such materials, which Consultant may then possess of have under his control. Notwithstanding anything contained in this Agreement to the contrary, this Section 5 shall survive the termination or expiration of this Agreement.

6.       NON-COMPETITION; NON-SOLICITATION.

         A. In order to induce the Company to enter into this Agreement, Consultant hereby expressly covenants and agrees that during the Consulting Term and any Additional Years, and for a period of one (1) year thereafter (the "RESTRICTED PERIOD"), he shall not, directly or indirectly, for his own account or jointly with any other person, (i) own, manage, join, control, participate in, consult with, render services for, or otherwise be connected with, as an officer, employee, partner, stockholder, member, consultant, agent or otherwise (whether paid or unpaid), any Competitor (as defined below), or in any manner engage in activities competitive with the business of the Company, as such business is currently conducted or as may be conducted in the future; or (ii) intervene in or interfere with any relationships between the Company and its customers or suppliers, prospective customers or suppliers or other business relation of the Company; or (iii) solicit or induce or attempt to solicit or induce any person employed by the Company or any subsidiary or affiliate of the Company to leave such employment, whether or not such employment is pursuant to a written contract with the Company or otherwise, or hire or attempt to hire any person who was an employee of the Company at any time during the Restricted Period. As used herein, "COMPETITOR" shall mean any individual, partnership, firm, corporation or other entity or business venture that competes directly or indirectly with the business of the Company, as currently conducted or as may be conducted in the future by the Company.

         B. If any court determines that any of the restrictive covenants set forth in this Section 6, or any part hereof, is invalid or unenforceable, the remainder of the restrictive covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the restrictive covenants set forth in this Section 6, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have to power to reduce the duration or scope of such provision, as the case may be, and in its reduced form, such provision shall then be enforceable.

         C. Notwithstanding anything contained in this Agreement to the contrary, this Section 6 shall survive the termination or expiration of this Agreement.

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7.       REASONABLENESS OF RESTRICTIONS.

         Consultant acknowledges and agrees that the restrictive covenants contained herein are reasonable and are necessary for the proper protection of the business interests of the Company. Consultant acknowledges that the Company has agreed to the terms and conditions of the Letter of Intent, in part, in reliance on the agreements and covenants of Consultant to abide by and be bound by the terms and provisions of this Agreement.

8.       REMEDIES.

         It is expressly understood and agreed that the restrictive covenants contained in this Agreement are necessary to induce the Company to consummate the sale contemplated by the Letter of Intent; that in the event of any breach or threatened breach by Consultant of any covenant, obligation or other provision contained in this Agreement, the Company, any subsidiary or affiliate of the Company, or their successors or assigns, as the case may be, shall be entitled (in addition to any other remedy that may be available) to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as the Company deems appropriate, including, without limitation, any proceedings to obtain damages for any breach of this Agreement, to enforce the specific performance hereof by Consultant or to obtain an injunction restraining such breach or threatened breach.

9.       NOTICES.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, registered or certified mail, return receipt requested, to the parties at the addresses (or at such other address for a party as shall be specified by like notice) set forth on the first page of this Agreement.

10.      GOVERNING LAW.

         The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws. Consultant hereby irrevocably consents to the jurisdiction of the state or federal courts located in the County of New York, State of New York, if any dispute arises hereunder and hereby agrees to accept service of process in any such proceedings by mail to his address set forth on the first page of this Agreement.

11.      COMPLETE AGREEMENT.

         This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and proposals, oral and written, and all other communications between the parties relating to the subject matter contained herein.

12.      MODIFICATION.

         This Agreement may only be amended, varied or modified by a written document executed by the parties hereto.

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13.      SEVERABILITY.

         If any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions hereof that can be given effect without the invalid provision and, to this end, the provisions of this Agreement are intended to be and shall be severable.

14.      WAIVER.

         No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof. Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver or such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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15.      ASSIGNMENT AND SUCCESSORS IN INTEREST.

         This Agreement and all rights and obligations of Consultant hereunder are personal to Consultant and may not be transferred or assigned by Consultant at any time. The Company may assign its rights and obligations under this Agreement to any subsidiary or affiliate or the Company, or to any person or entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets, or to any subsidiary, affiliate or other entity into or with which the Company is merged or consolidated.

16.      BINDING NATURE.

         Subject to Section 15 hereof, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and Consultant and his heirs, executors, administrators and personal representatives.

17.      COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall constitute an original and, all of which when taken together shall constitute one agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                               BLUMENTHAL/LANSING COMPANY

                                               By: ____________________________
                                                   Name:
                                                   Title:

                                                   /s/ DAVID J. SCHOENFARBER
                                                   ----------------------------
                                                   DAVID J. SCHOENFARBER